Exhibit 99.1

Accelerate Diagnostics Reports Fourth Quarter and Full-Year 2021 Financial Results

TUCSON, Ariz., March 8, 2022 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the fourth quarter and full year ended December 31, 2021.

Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc, commented, " the addition of new contracts, clinically live customers, and new prospects to our sales funnel, made the fourth quarter our most commercially productive quarter of the year. Strong R&D execution in 2021 has enabled the sale and early marketing of our expanded product portfolio. The new PhenoAST Test Kit is being well received in the market, and customer interest for Accelerate Arc is accelerating ahead of our launch later this month. We expect continued improvement in our level of commercial activity on the back of strong interest in these new products and an improved hospital environment in 2022.”

Fourth Quarter 2021 Highlights

•	Added 16 contracted instruments in the quarter and brought 13 instruments live in the U.S.

•	Additionally, contracted 14 Pheno instruments with distributors and new customers in EMEA in the quarter.

•	Ended the fourth quarter with 313 U.S. live revenue-generating instruments, with another 81 U.S. contracted Pheno instruments not yet live.

•	Net sales of $3.3 million, compared to $3.1 million in the fourth quarter of 2020, or a 6% increase.

•	Gross margin excluding non-cash adjustments to inventory valuation was 35% for the quarter, compared to 37% in the fourth quarter of 2020. This decrease was the result of pandemic-related effects on manufacturing.

•	Selling, general, and administrative expenses for the quarter were $11.5 million, compared to $11.2 million in the fourth quarter of 2020. This slight increase was driven by the timing of spend related to sales and marketing.

•	Research and development (R&D) costs for the quarter were $4.6 million, compared to $5.1 million in the fourth quarter of 2020. This decrease was the result of Arc costs decreasing in the period partially offset by increases in Pheno II program investment.

•	Net loss was $22.8 million in the fourth quarter, or $0.34 per share, which included $3.0 million in non-cash stock-based compensation expense and $4.5 million from a non-cash inventory write-down. Net loss excluding non-cash charges was $15.3 million in the fourth quarter, or $0.23 per share.

•	Net cash used in the quarter was $13.3 million, and the company ended the quarter with total cash, investments, and cash equivalents of $63.6 million.

2021 Full Year Highlights

•	Net sales were $11.8 million for the year as compared to $11.2 million from the same period in the prior year, or 5% growth.

•	Gross margin excluding non-cash adjustments to inventory valuation was 35% for the year, compared to 40% for the prior year. This decrease was the result of pandemic-related effects on manufacturing.

•	Selling, general, and administrative expenses were $49.2 million for the year, compared to $46.9 million in 2020. This increase was driven by increases to non-cash stock-based compensation expense. Excluding this non-cash expense, SG&A decreased year-over-year due to cost savings initiatives.

•	Research and development (R&D) costs were $21.9 million year-to-date, compared to $21.3 million in 2020. This slight increase was the result of costs to complete Arc development and Pheno II program investment.

•	Net loss was $77.7 million, or $1.26 per share, which included $22.0 million in non-cash stock-based compensation expense and a $4.5 million non-cash inventory write-down. Net loss excluding non-cash charges was $51.2 million, or $0.83 per share.

•	Net cash used was $47.2 million, and the company ended the year with total cash, investments, and cash equivalents of $63.6 million.

Full financial results for the year ending December 31, 2021, will be filed on Form 10-K through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

The company will host a conference call at 4:30PM ET today to review its fourth quarter and full year 2021 results. To listen to the 2021 fourth quarter and full year 2021 financial results call by phone, +1.877.883.0383 and enter Elite Entry Number: 8732862.  International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 7365004 until March 29, 2022.

This conference call will also be webcast and can be accessed from the “Investors” section of the company’s website at ir.axdx.com. A replay of the audio webcast will be available until June 8, 2022.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1-2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as, among others, Mr. Phillips statements regarding strong research and development initiatives enabling sales of new products, customer interest in PhenoAST and Accelerate Arc leading to future sales, the expected launch of the Accelerate Arc instrument in March 2022, and our expectation for improved commercial activity because of strong interest in our new products and an improved hospital environment in 2022. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2021, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$39,898	$35,781
Investments	23,720	32,488
Trade accounts receivable	2,320	1,550
Inventory	5,067	9,216
Prepaid expenses	768	1,172
Other current assets	1,558	1,780
Total current assets	73,331	81,987
Property and equipment, net	5,389	6,135
Right of use assets	2,510	3,183
Other non-current assets	1,817	2,120
Total assets	$83,047	$93,425

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,983	$1,290
Accrued liabilities	2,853	2,991
Accrued interest	909	1,262
Deferred revenue	451	376
Current portion of long-term debt	80	553
Current operating lease liability	669	497
Total current liabilities	6,945	6,969
Non-current operating lease liability	2,381	3,063
Other non-current liabilities	808	335
Long-term debt	—	4,659
Convertible notes	107,984	141,211
Total liabilities	118,118	156,237

Commitments and contingencies

Stockholders' deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and 3,954,546 outstanding as of December 31, 2021 and 5,000,000 preferred shares authorized and none outstanding as of December 31, 2020	4	—
Common stock, $0.001 par value;
100,000,000 common shares authorized with 67,649,018 shares issued and outstanding on December 31, 2021 and 85,000,000 common shares authorized with 57,607,939 shares issued and outstanding on December 31, 2020	68	58
Contributed capital	580,652	475,072
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(570,668)	(492,966)
Accumulated other comprehensive loss	(60)	91
Total stockholders' deficit	(35,071)	(62,812)
Total liabilities and stockholders' deficit	$83,047	$93,425

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Years Ended December 31,
	2021	2020	2019
Net sales	$11,782	$11,165	$9,297

Cost of sales:
Cost of sales of products and services	7,663	6,706	4,897
Inventory write-down	4,500	—	—
Total cost of sales	12,163	6,706	4,897

Gross profit	(381)	4,459	4,400

Costs and expenses:
Research and development	21,943	21,255	25,345
Sales, general and administrative	49,236	46,904	51,886
Total costs and expenses	71,179	68,159	77,231

Loss from operations	(71,560)	(63,700)	(72,831)

Other income (expense):
Interest expense	(15,545)	(15,550)	(14,256)
Gain on extinguishment of debt	9,793	—	—
Foreign currency exchange (loss) gain	(413)	252	(124)
Interest and dividend income	88	855	2,809
Other expense, net	(20)	(60)	(14)
Total other expense, net	(6,097)	(14,503)	(11,585)

Net loss before income taxes	(77,657)	(78,203)	(84,416)
(Provision) benefit for income taxes	(45)	(5)	111
Net loss	$(77,702)	$(78,208)	$(84,305)

Basic and diluted net loss per share	$(1.26)	$(1.40)	$(1.55)
Weighted average shares outstanding	61,727	56,010	54,506

Other comprehensive loss:
Net loss	$(77,702)	$(78,208)	$(84,305)
Net unrealized (loss) gain on investments	(34)	(2)	193
Foreign currency translation adjustment	(117)	151	(102)
Comprehensive loss	$(77,853)	$(78,059)	$(84,214)

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands)

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Contributed Capital	Accumulated Deficit	Treasury stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
Balances, January 1, 2019	—	—	54,232	$54	$432,885	$(330,348)	$(45,067)	$(149)	$57,375
Net loss	—	—	—	—	—	(84,305)	—	—	(84,305)
Issuance of common stock	—	—	56	—	1,000	—	—	—	1,000
Exercise of options and restricted stock awards issued	—	—	396	1	5,364	—	—	—	5,365
Issuance of common stock under employee purchase plan	—	—	25	—	458	—	—	—	458
Unrealized gain on investments	—	—	—	—	—	—	—	193	193
Foreign currency translation adjustment	—	—	—	—	—	—	—	(102)	(102)
Equity-based compensation	—	—	—	—	12,637	—	—	—	12,637
Balances, December 31, 2019	—	—	54,709	55	452,344	(414,653)	(45,067)	(58)	(7,379)
Net loss	—	—	—	—	—	(78,208)	—	—	(78,208)
Exercise of options and restricted stock awards issued	—	—	2,858	3	6,059	—	—	—	6,062
Issuance of common stock under employee purchase plan	—	—	41	—	359	—	—	—	359
Unrealized gain on investments	—	—	—	—	—	—	—	(2)	(2)
Foreign currency translation adjustment	—	—	—	—	—	—	—	151	151
Cumulative impact of accounting change	—	—	—	—	—	(105)	—	—	(105)
Equity-based compensation	—	—	—	—	16,310	—	—	—	16,310
Balances, December 31, 2020	—	—	57,608	58	475,072	(492,966)	(45,067)	91	(62,812)
Net loss	—	—	—	—	—	(77,702)	—	—	(77,702)
Issuance of common stock	—	—	4,937	5	32,400	—	—	—	32,405
Exchange of common stock for preferred	—	—	(2,643)	(3)	(20,297)	—	—	—	(20,300)
Issuance of preferred stock	3,955	4	—	—	30,446	—	—	—	30,450
Exercise of options and restricted stock awards issued	—	—	1,090	1	1,619	—	—	—	1,620
Issuance of common stock under employee purchase plan	—	—	54	—	326	—	—	—	326
Unrealized loss on investments	—	—	—	—	—	—	—	(34)	(34)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(117)	(117)
Issuance of shares in exchange for Convertible Senior Notes	—	—	6,603	7	38,896	—	—	—	38,903
Equity-based compensation	—	—	—	—	22,190	—	—	—	22,190
Balances, December 31, 2021	$3,955	$4	$67,649	$68	$580,652	$(570,668)	$(45,067)	$(60)	$(35,071)

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(77,702)	$(78,208)	$(84,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,518	2,997	2,602
Amortization of investment discount	226	99	(427)
Equity-based compensation expense	22,047	16,464	12,618
Amortization of debt discount and issuance costs	11,542	11,168	9,969
Realized loss on available-for-sale securities	—	3	—
(Gain) loss on disposal of property and equipment	(75)	785	837
Contributions to deferred compensation plan	(484)	(357)	—
Gain on extinguishment of debt	(9,793)	—	—
Inventory write-down	4,500	—	—
(Increase) decrease in assets:
Accounts receivable	(770)	1,592	(1,362)
Inventory	(415)	(1,356)	(3,655)
Prepaid expense and other assets	1,014	(2,087)	(752)
Increase (decrease) in liabilities:
Accounts payable	273	(1,006)	988
Accrued liabilities	(469)	(909)	(1,327)
Accrued interest	(283)	—	—
Deferred revenue and income	75	105	54
Deferred compensation	473	316	(34)
Net cash used in operating activities	(47,323)	(50,394)	(64,794)
Cash flows from investing activities:
Purchases of equipment	(603)	(1,362)	(330)
Purchase of marketable securities	(30,081)	(46,933)	(50,226)
Proceeds from sales of marketable securities	250	—	14,500
Maturities of marketable securities	38,738	61,901	88,867
Net cash provided by investing activities	8,304	13,606	52,811
Cash flows from financing activities:
Proceeds from issuance of common and preferred shares	42,880	359	1,458
Proceeds from exercise of options	1,620	5,703	4,907
Proceeds from issuance of common stocks under employee purchase plan	326	359	458
Proceeds from debt	—	5,578	—
Payment of debt	(360)	(366)	—
Common stock issuance cost	(325)	—	—
Payment of costs related to debt exchange	(915)	—	—
Net cash provided by financing activities	43,226	11,633	6,823

Effect of exchange rate on cash	(90)	(78)	(86)

Increase (decrease) in cash and cash equivalents	4,117	(25,233)	(5,246)
Cash and cash equivalents, beginning of period	35,781	61,014	66,260
Cash and cash equivalents, end of period	$39,898	$35,781	$61,014

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS (CONTINUED)

(in thousands)

	Years Ended December 31,
	2021	2020	2019
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$688	$1,525	$3,361
Supplemental cash flow information:
Interest paid	$4,288	$4,288	$4,288
Income taxes paid, net of refunds	$—	$43	$41

See accompanying notes to consolidated financial statements.